Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and notes thereto present the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2025 and the year ended June 30, 2025. The unaudited pro forma condensed combined financial information (“pro formas”) of QuinStreet, Inc. (“QuinStreet” or the “Company”), has been prepared in accordance with Article 11 of Regulation S-X, as amended, and presents the combination of the historical financial information of QuinStreet and Siren Group AG (“HomeBuddy”), adjusted to give effect to the Acquisition (as defined below). The pro forma financial information of QuinStreet also gives effect to a financing event completed by QuinStreet that has occurred but is not yet reflected in the historical financial information of QuinStreet and is considered a material transaction separate from the Acquisition (as defined below).

Description of the Acquisition

On January 2, 2026 (the “Acquisition Date”), QuinStreet completed its acquisition (the “Acquisition”) of HomeBuddy, pursuant to the terms of the share purchase agreement (the “Purchase Agreement”) entered into by and among QuinStreet, HomeBuddy, the Shareholders of HomeBuddy (each a “Seller” and collectively, the “Sellers”), and Maxym Entin as the Shareholders’ Representative. Pursuant to the terms of the Purchase Agreement, QuinStreet agreed to purchase from the Sellers all of the issued and outstanding equity securities of HomeBuddy. Prior to the Acquisition Date, on December 29, 2025, HomeBuddy paid a $6.0 million pro rata cash dividend inclusive of tax withholding, to its shareholders (the “Cash Sweep Dividend”) in accordance with the Purchase Agreement, intended to distribute substantially all cash and cash-like positions on hand (other than an amount necessary to maintain a normalized level of working capital). At closing, QuinStreet paid $115.0 million in cash, subject to certain adjustments as provided in the Purchase Agreement. Pursuant to the Purchase Agreement, QuinStreet is obligated to pay $75.0 million in additional non-contingent post-closing payments (the “Anniversary Payments”), payable in equal annual installments over a four-year period. The Anniversary Payments are not subject to performance or operational milestones and become due solely with the passage of time. However, the Purchase Agreement permits QuinStreet to reduce each installment by certain allowable set‑offs, including indemnification claims. No adjustment to the installments for set-offs or indemnification claims have been made in the pro forma financial information based on information available.

Financing Event

In connection with the Acquisition, QuinStreet entered into a new senior secured credit agreement (the “Financing Agreement”) on January 2, 2026, by and among QuinStreet, as borrower, MUFG Bank, LTD., as administrative agent, and certain other lenders. The Financing Agreement provides for a $150.0 million revolving credit facility (the “Revolving Credit Facility”). The proceeds of the loans drawn under the Revolving Credit Facility were used to partially fund the acquisition of all of the issued and outstanding equity securities of HomeBuddy and may also be used for general working capital needs and other general corporate purposes of QuinStreet. On January 2, 2026, the Company borrowed $70.0 million under the Revolving Credit Facility in connection with the Acquisition.

The Revolving Credit Facility has a stated maturity date of January 2, 2031. Borrowings under the Revolving Credit Facility are secured by first-priority liens on substantially all assets of QuinStreet and certain subsidiaries, subject to certain exceptions. Interest on the borrowings under the Revolving Credit Facility is payable in arrears on the applicable interest payment date at an interest rate equal to, at QuinStreet’s option, either (a) a SOFR-based rate (subject to a 0.00% per annum floor), plus an applicable margin of up to 2.75% per annum depending on the Consolidated Total Net Leverage Ratio (as defined in the Financing Agreement), or (b) a base rate (subject to a 0.00% per annum floor), plus an applicable margin of up to 1.75% per annum depending on the Consolidated Total Net Leverage Ratio. QuinStreet is also required to pay an unused commitment fee of up to 0.40% per annum on the unused portion of the Revolving Credit Facility, depending on the Consolidated Total Net Leverage Ratio.

Other Information

The unaudited pro forma condensed combined balance sheet (“pro forma balance sheet”) assumes that the Acquisition occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations (“pro forma statements of operations”) for the three months ended September 30, 2025, and for the year ended June 30, 2025 assumes that the Acquisition occurred as of July 1, 2024, and combines the historical results of QuinStreet and HomeBuddy giving pro forma effect for the periods then ended.

The adjustments in the pro forma financial information have been identified and presented to provide relevant information in accordance with generally accepted accounting principles in the United States (“GAAP”) necessary for an illustrative understanding of the Acquisition. Certain non-recurring charges have been and may continue to be incurred in connection with the Acquisition, including among others, financial advisors, legal services and professional accounting services. These charges could affect the future results of QuinStreet in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the Acquisition Date. The pro forma statements of operations for the periods presented reflect the effects of these non-recurring transaction costs. The unaudited pro forma adjustments are believed by management to be necessary for a fair statement of QuinStreet’s pro forma financial information, in accordance with the regulations of the Securities and Exchange Commission (“SEC”).

The pro forma financial information is derived from the historical financial statements of QuinStreet and HomeBuddy, and should be read in conjunction with the following financial statements and accompanying notes:

•
the historical unaudited condensed consolidated financial statements of QuinStreet for the three months ended September 30, 2025, included in its Quarterly Report on Form 10-Q filed with the SEC on November 7, 2025,
•
the historical audited consolidated financial statements of QuinStreet for the year ended June 30, 2025, included in its Annual Report on Form 10-K filed with the SEC on August 21, 2025,
•
the historical audited consolidated financial statements of HomeBuddy for the year ended December 31, 2024, that are included in Exhibit 99.1 of this Form 8-K/A, and
•
the historical unaudited condensed consolidated financial statements of HomeBuddy for the nine months ended September 30, 2025, that are included in Exhibit 99.1 of this Form 8-K/A.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The transaction accounting and financing adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The Acquisition is subject to post-closing adjustments and adjustments related to the valuation of assets and liabilities acquired that have not yet been finalized. The pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma financial information as required by SEC rules. Differences between these preliminary estimates and the final balances may be material.

The pro forma financial information has been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations would have been had the combination occurred as of the dates indicated. The pro forma financial information also should not be considered indicative of the future results of operations or financial position of QuinStreet.

QuinStreet, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2025

(In thousands)

	Historical
	QuinStreet, Inc.	HomeBuddy - As Adjusted (Notes 2 and 3)	HomeBuddy Transaction Accounting Adjustments (Note 5)	Note	Financing Adjustments (Note 7)	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$101,298	$11,138	$(114,807)	5(a)	$70,000	7(a)	$59,959
			(6,000)	5(b)	(1,670)	7(b)
Accounts receivable, net	149,981	7,096	(178)	5(h)	—		156,899
Prepaid expenses and other assets	8,368	2,517	—		—		10,885
Total current assets	259,647	20,751	(120,985)		68,330		227,743
Property and equipment, net	16,968	—	—		—		16,968
Operating lease right-of-use assets	9,329	—	—		—		9,329
Goodwill	125,056	—	137,770	5(c)	—		262,826
Intangible assets, net	26,182	9,691	39,809	5(d)	—		75,682
Deferred tax assets, noncurrent	—	290	(290)	5(g)	—		—
Other assets, noncurrent	5,462	—	—		1,670	7(b)	7,132
Total assets	$442,644	$30,732	$56,304		$70,000		$599,680

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$74,553	$4,463	$(178)	5(h)	$—		$78,838
Accrued liabilities	89,498	11,032	2,334	5(e)	—		102,864
Other liabilities	8,114	240	16,222	5(a)	—		24,576
Total current liabilities	172,165	15,735	18,378		—		206,278
Operating lease liabilities, noncurrent	6,995	—	—		—		6,995
Deferred tax liability	—	—	6,590	5(g)	—		6,590
Other liabilities, noncurrent	16,785	—	48,667	5(a)	—		65,452
Debt, noncurrent	—	—	—		70,000	7(a)	70,000
Total liabilities	195,945	15,735	73,635		70,000		355,315

Stockholders' equity:
Common stock	58	—	—		—		58
Common stock, HomeBuddy	—	105	(105)	5(f)	—		—
Additional paid-in capital	368,078	30	(30)	5(f)	—		368,078
Treasury stock	—	(3,881)	3,881	5(f)	—		—
Accumulated other comprehensive loss	(268)	—	—		—		(268)
Accumulated surplus (deficit)	(121,169)	18,743	(18,743)	5(f)	—		(123,503)
			(2,334)	5(e)
Total stockholders' equity	246,699	14,997	(17,331)		—		244,365
Total liabilities and stockholders' equity	$442,644	$30,732	$56,304		$70,000		$599,680

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

QuinStreet, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 30, 2025

(In thousands, except per share data)

	Historical
	QuinStreet, Inc.	HomeBuddy - As Adjusted (Notes 2 and 3)	Transaction Accounting Adjustments (Note 6)	Note	Financing Adjustments (Note 7)	Note	Pro Forma Combined
Net revenue	$285,853	$43,592	$(376)	6(a)	$—		$329,069
Cost of revenue	258,913	33,918	(376)	6(a)	—		292,455
Gross profit	26,940	9,674	—		—		36,614
Operating expenses:
Product development	8,159	2,327	19	6(c)	—		10,505
Sales and marketing	4,726	180	433	6(c)	—		6,230
			891	6(b)
General and administrative	9,266	632	19	6(c)	—		9,917
Operating income (loss)	4,789	6,535	(1,362)		—		9,962
Interest income	3	—	—		—		3
Interest expense	(68)	—	(737)	6(e)	(1,140)	7(c)	(1,945)
Other (expense) income, net	(5)	202	—		—		197
Income (loss) before income taxes	4,719	6,737	(2,099)		(1,140)		8,217
(Provision for) income taxes	(184)	(929)	—				(1,113)
Net income (loss)	$4,535	$5,808	$(2,099)		$(1,140)		$7,104

Net income per share:
Basic	$0.08						$0.12
Diluted	$0.08						$0.12

Weighted average shares used in computing net income per share:
Basic	57,358						57,358
Diluted	58,769						58,769

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

QuinStreet, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2025

(In thousands, except per share data)

	Historical
	QuinStreet, Inc.	HomeBuddy - As Adjusted (Notes 2 and 3)	Transaction Accounting Adjustments (Note 6)	Note	Financing Adjustments (Note 7)	Note	Pro Forma Combined
Net revenue	$1,093,711	$134,908	$(1,081)	6(a)	$—		$1,227,538
Cost of revenue	982,840	104,503	(1,081)	6(a)	—		1,086,262
Gross profit	110,871	30,405	—		—		141,276
Operating expenses:
Product development	33,872	6,168	225	6(c)	—		40,265
Sales and marketing	18,289	1,033	1,641	6(c)	—		25,400
			4,437	6(b)
General and administrative	52,517	3,042	130	6(c)	—		58,023
			2,334	6(d)	—
Operating income (loss)	6,193	20,162	(8,767)		—		17,588
Interest income	23	85	—		—		108
Interest expense	(400)	—	(3,905)	6(e)	(4,559)	7(c)	(8,864)
Other (expense) income, net	(183)	341	—		—		158
Income (loss) before income taxes	5,633	20,588	(12,672)		(4,559)		8,990
(Provision for) income taxes	(926)	(2,845)	—		—		(3,771)
Net income (loss)	$4,707	$17,743	$(12,672)		$(4,559)		$5,219

Net income per share:
Basic	$0.08						$0.09
Diluted	$0.08						$0.09

Weighted average shares used in computing net income per share:
Basic	56,477						56,477
Diluted	58,300						58,300

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except per share data)

Note 1: Basis of Presentation

The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The historical financial information of QuinStreet and HomeBuddy has been adjusted to reflect transaction accounting and financing adjustments related to the Acquisition. The pro forma statements of operations include certain non-recurring costs incurred, or expected to be incurred, in connection with the Acquisition, including fees for financial advisors, legal services and professional accounting services. These costs may affect the future results of QuinStreet in the period in which they are incurred; however, these costs are not expected to be incurred beyond 12 months from the Acquisition Date. The pro forma statements of operations for the periods presented reflect the effects of these non-recurring transaction costs.

The Acquisition has been accounted for as a business combination in accordance with the acquisition method of accounting under GAAP, with QuinStreet as the acquirer of HomeBuddy. The acquisition method of accounting requires, among other things, that the assets acquired, and liabilities assumed in a business combination are measured and recognized at fair value as of the Acquisition Date. The excess of the purchase consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The purchase price allocation is preliminary and is based on management’s current estimates and assumptions. The final purchase price allocation may differ materially from the preliminary allocation reflected in the transaction accounting adjustments, as additional information becomes available and further analyses are performed. As a result, the final purchase price allocation may include changes to the amounts assigned to identifiable intangible assets and goodwill.

The pro forma financial information includes certain reclassifications to conform HomeBuddy’s historical accounting presentation to QuinStreet’s accounting presentation. The actual results of operations of the combined company will likely differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting the significant effects of the Acquisition based on information available to management at this time, and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the pro forma financial information.

The pro forma financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition and the related transactions. The income tax effects of the pro forma adjustments did not result in a significant impact to the pro forma statements of operations. The effective tax rate of the combined company could be significantly different from that presented in these unaudited pro forma financial statements depending on post-business combination activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

The pro forma balance sheet assumes that the Acquisition occurred on September 30, 2025. The pro forma statements of operations for the three months ended September 30, 2025, and for the year ended June 30, 2025 assumes that the Acquisition occurred as of July 1, 2024, and combines the historical results of QuinStreet and HomeBuddy giving pro forma effect for the periods then ended.

The pro forma financial information has been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations would have been had the combination occurred as of the dates indicated. The pro forma financial information also should not be considered indicative of the future results of operations or financial position of QuinStreet.

Fiscal Year End Difference

QuinStreet and HomeBuddy have differing fiscal year ends of June 30 and December 31.

For purposes of the pro forma financial information, the periods presented for HomeBuddy are based on unaudited actual historical results for the three months ended September 30, 2025, and the twelve months ended June 30, 2025. The HomeBuddy periods presented align with QuinStreet’s reporting periods and do not create quarter differences, overlaps, or gaps in the pro forma presentation. The pro forma financial information was prepared as follows:

•
The pro forma balance sheet as of September 30, 2025, combines the historical unaudited condensed consolidated balance sheet of QuinStreet as of September 30, 2025, with the historical unaudited condensed consolidated balance sheet of HomeBuddy as of September 30, 2025.
•
The pro forma statements of operations for the three months ended September 30, 2025, combines QuinStreet’s historical unaudited condensed consolidated statement of operations for the three months ended September 30, 2025, with HomeBuddy’s historical unaudited condensed consolidated statement of operations for the three months ended September 30, 2025. HomeBuddy’s historical unaudited condensed consolidated statement of operations for the three months ended September 30, 2025 was prepared by subtracting the unaudited condensed consolidated statement of operations for the six months ended June 30, 2025 from the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2025.
•
The pro forma statements of operations for the year ended June 30, 2025, combines QuinStreet’s audited consolidated statement of operations for the year ended June 30, 2025, with HomeBuddy’s historical unaudited consolidated statement of operations for the twelve months ended June 30, 2025. HomeBuddy’s historical unaudited consolidated statement of operations for the twelve months ended June 30, 2025 was prepared by adding the audited consolidated statement of operations for the year ended December 31, 2024, and the unaudited condensed consolidated statement of operations for the six months ended June 30, 2025, and subtracting the unaudited condensed consolidated statement of operations for the six months ended June 30, 2024.

Note 2: Swiss Law to U.S. GAAP Conversion Adjustments

HomeBuddy’s historical consolidated balance sheet as of September 30, 2025, and statements of operations for the three months ended September 30, 2025, and for the twelve months ended June 30, 2025, have been prepared in accordance with Swiss law, which differs in certain material respects from U.S. GAAP. Although HomeBuddy is a Swiss entity, its reporting currency is the U.S. dollar. As a result, HomeBuddy’s financial statements are presented in U.S. dollars, and all pro forma adjustments have been calculated in U.S. dollars. No currency translation adjustments are necessary for the preparation of the pro forma financial information.

During the preparation of this pro forma financial information, management performed a preliminary analysis of HomeBuddy’s financial information to identify differences between Swiss law and U.S. GAAP, as well as differences in accounting policies compared to those of QuinStreet. The Company’s assessment is ongoing; however, at the time of preparing the pro forma financial information, other than the adjustments made herein, the Company is not aware of any other material differences. Management will complete its review of HomeBuddy’s financial information in order to determine if additional differences exist between Swiss law and U.S. GAAP, or if additional differences in accounting policies require adjustment to or reclassification of HomeBuddy’s results. This will ensure conformity with QuinStreet’s accounting policies and classifications, as required by acquisition accounting rules. Upon completion of its review, management may identify differences that, when conformed, could have a material impact on the pro forma financial information.

Refer to the table below for a summary of Swiss law to U.S. GAAP conversion adjustments and associated tax adjustments made to present HomeBuddy’s consolidated balance sheet as of September 30, 2025, on a basis consistent with that of QuinStreet’s condensed consolidated balance sheet (in thousands):

	HomeBuddy Historical Condensed Consolidated Balance Sheet in Swiss Law	Swiss Law to U.S. GAAP Conversion Adjustments	Note 2	HomeBuddy Historical Condensed Consolidated Balance Sheet in U.S. GAAP
Intangible assets	$11,780	$(2,089)	2(a)	$9,691
Deferred tax asset	—	290	2(b)	290
Voluntary retained earnings	20,475	(2,089)	2(a)	18,676
		290	2(b)

2(a)

Reflects an adjustment to conform the accounting for internally developed software costs from Swiss law to U.S. GAAP. Certain software development–related costs capitalized under Swiss law were determined not to qualify for capitalization under U.S. GAAP and were therefore removed from capitalized software. Additionally, the useful life was adjusted to conform to QuinStreet’s accounting policy.

2(b)	Reflects recalculation of deferred taxes under U.S. GAAP.

Refer to the table below for a summary of Swiss law to U.S. GAAP conversion adjustments made to present HomeBuddy’s condensed consolidated statement of operations for the three months ended September 30, 2025, on a basis consistent with that of QuinStreet’s statement of operations (in thousands):

	HomeBuddy Historical Condensed Consolidated Statement of Operations in Swiss Law	Swiss Law to U.S. GAAP Conversion Adjustments	Note 2	HomeBuddy Historical Condensed Consolidated Statement of Operations in U.S. GAAP
Depreciation and valuation adjustments on fixed assets	$757	$34	2(c)	$791

2(c)

Reflects a net adjustment to expense a portion of capitalized software development costs under Swiss law, offset by a decrease in amortization expense to conform the accounting for internally developed software costs from Swiss law to U.S. GAAP.

Refer to the table below for a summary of Swiss law to U.S. GAAP conversion adjustments made to present HomeBuddy’s condensed consolidated statement of operations for the year ended June 30, 2025, on a basis consistent with that of QuinStreet’s statement of operations (in thousands):

	HomeBuddy Historical Condensed Consolidated Statement of Operations in Swiss Law	Swiss Law to U.S. GAAP Conversion Adjustments	Note 2	HomeBuddy Historical Condensed Consolidated Statement of Operations in U.S. GAAP
Depreciation and valuation adjustments on fixed assets	$2,153	$711	2(d)	$2,864

2(d)

Reflects a net adjustment to expense a portion of capitalized software development costs under Swiss law, offset by a decrease in amortization expense to conform the accounting for internally developed software costs from Swiss law to U.S. GAAP.

Note 3: Reclassification Adjustments

Certain reclassifications are reflected in the pro forma balance sheet and pro forma statements of operations to conform presentation between QuinStreet and HomeBuddy. These reclassifications have no effect on previously reported total assets, total liabilities and shareholders’ equity, or net income of QuinStreet or HomeBuddy. The pro forma financial information may not reflect all reclassifications necessary to conform HomeBuddy’s presentation to that of QuinStreet due to limitations on the availability of information as of the date of this current report. Additional reclassification adjustments may be identified as more information becomes available.

Refer to the table below for a summary of identified reclassification adjustments made to present HomeBuddy’s condensed consolidated balance sheet as of September 30, 2025, to conform presentation to that of QuinStreet (in thousands):

HomeBuddy Balance Sheet Line Items	QuinStreet, Inc. Consolidated Balance Sheet Line Items	HomeBuddy Historical Consolidated Balance Sheet in U.S. GAAP	Reclassification	Note 3		HomeBuddy Historical Consolidated Balance Sheet - After Reclassification Adjustments
Cash	Cash and cash equivalents	$11,138	$—			$11,138
Trade accounts receivables	Accounts receivable, net	6,700	396	3(a)		7,096
Other short-term receivables		713	(396)	3(a)		—
			(317)	3(b)
Prepaid expense and accrued income	Prepaid expenses and other assets	2,200	317	3(b)		2,517
	Total current assets	20,751	—			20,751
	Property and equipment	—	—			—
	Operating lease right-of-use assets	—	—		`	—
	Goodwill	—	—			—
Intangible assets	Intangibles	9,691	—			9,691
Deferred tax asset	Deferred tax assets, noncurrent	290	—			290
	Other assets, noncurrent	—	—			—
	Total assets	30,732	—			30,732
Trade accounts payable	Accounts payable	4,463				4,463
Accrued expense and deferred income	Accrued liabilities	9,157	1,875	3(c)		11,032
Other current liabilities	Other liabilities	240	—			240
Short-term provisions for income tax		1,875	(1,875)	3(c)		—
	Operating lease liabilities, noncurrent	—	—			—
	Other liabilities, noncurrent	—	—			—
	Total liabilities	15,735	—			15,735
Share capital	Common stock	105	—			105
Participation capital	Additional paid in capital	30	—			30
	Accumulated other comprehensive loss	—	—			—
Legal retained earnings		67	(67)	3(d)		—
Treasury shares	Treasury stock	(2,667)	(1,214)	3(e)		(3,881)
Treasury participation certificates		(1,214)	1,214	3(e)		—
Voluntary retained earnings	Accumulated (deficit) surplus	18,676	67	3(d)		18,743
	Total stockholder's equity	14,997	—			14,997
	Total liabilities and stockholders' equity	$30,732	—			$30,732

3(a)	Reflects the reclassification of other short-term receivables to accounts receivable, net.

3(b)	Reflects the reclassification of other short-term receivables associated with reimbursement requests and other assets to prepaid expense and other assets.
3(c)	Reflects the reclassification of short-term provision of income tax to accrued liabilities.
3(d)	Reflects the reclassification of legal retained earnings to accumulated (deficit) surplus.
3(e)	Reflects the reclassification of treasury participation certificates to treasury stock.

Refer to the table below for a summary of identified reclassification adjustments made to present HomeBuddy’s condensed consolidated statement of operations for the three months ended September 30, 2025, to conform presentation to that of QuinStreet (in thousands):

HomeBuddy Consolidated Statement of Operations Line Items	QuinStreet, Inc. Consolidated Statement of Operations Line Items	HomeBuddy Condensed Historical Consolidated Statement of Operations in U.S. GAAP	Reclassification	Note 3	HomeBuddy Group Condensed Historical - After Reclassification Adjustments
Net revenue from services	Net revenue	$42,677	$915	3(f)	$43,592
Direct services expense	Cost of revenue	33,202	(887)	3(g)	33,918
			714	3(f)
			791	3(j)
			5	3(h)
			93	3(i)
	Gross profit	9,475	199		9,674
Personnel expenses	Product development	1,827	(135)	3(i)	2,327
			611	3(g)
			24	3(h)
Other operating expenses	General and administrative	308	(132)	3(h)	632
			201	3(f)
			199	3(g)
			42	3(i)
			14	3(k)
	Sales and marketing	—	77	3(g)	180
			103	3(h)
Depreciation and valuation adjustments on fixed assets		791	(791)	3(j)	—
	Operating income (loss)	6,549	(14)		6,535
Financial income	Interest income	175	(175)	3(l)	—
Financial expense	Interest expense	(156)	14	3(k)	—
			142	3(k)
Other income	Other income (expense), net	169	175	3(l)	202
			(142)	3(k)
	Income (loss) before income taxes	6,737	—		6,737
Direct taxes	(Provision for) benefit from income taxes	(929)	—		(929)
	Net income (loss)	$5,808	—		$5,808

3(f)	Reflects the reclassification of fees recorded against net revenue from services to cost of revenue and general and administrative.
3(g)	Reflects the reclassification from direct service expense to product development, sales and marketing, and general and administrative.
3(h)	Reflects the reclassification from other operating expenses to cost of revenue, product development, and sales and marketing.
3(i)	Reflects the reclassification from personnel expenses to cost of revenue and general and administrative.

3(j)	Reflects the reclassification from depreciation and valuation adjustments on fixed assets to cost of revenue.
3(k)	Reflects the reclassification from expenses recorded in interest expense to general and administrative and other income (expense), net.
3(l)	Reflects the reclassification of financial income to other income (expense), net.

Refer to the table below for a summary of identified reclassification adjustments made to present HomeBuddy’s condensed consolidated statement of operations for the year ended June 30, 2025, to conform presentation to that of QuinStreet (in thousands):

HomeBuddy Consolidated Statement of Operations Line Items	QuinStreet, Inc. Consolidated Statement of Operations Line Items	HomeBuddy Condensed Historical Consolidated Statement of Operations in U.S. GAAP	Reclassification	Note 3	HomeBuddy Group Condensed Historical - After Reclassification Adjustments
Net revenue from services	Net revenue	$132,674	$2,234	3(m)	$134,908
Direct services expense	Cost of revenue	102,015	(2,484)	3(n)	104,503
			1,708	3(m)
			2,864	3(q)
			16	3(o)
			384	3(p)
	Gross profit	30,659	(254)		30,405
Personnel expenses	Product development	5,124	(519)	3(p)	6,168
			1,466	3(n)
			97	3(o)
Other operating expenses	General and administrative	2,463	(915)	3(o)	3,042
			526	3(m)
			771	3(n)
			135	3(p)
			62	3(r)
	Sales and marketing	—	247	3(n)	1,033
			786	3(o)
Depreciation and valuation adjustments on fixed assets		2,864	(2,864)	3(q)	—
	Operating income (loss)	20,208	(46)		20,162
Financial income	Interest income	588	(503)	3(s)	85
Financial expense	Interest expense	(599)	62	3(r)	—
			537	3(r)
Other income	Other income (expense), net	391	(16)	3(o)	341
			503	3(s)
			(537)	3(r)
	Income (loss) before income taxes	20,588	—		20,588
Direct taxes	(Provision for) benefit from income taxes	(2,845)	—		(2,845)
	Net income (loss)	$17,743	—		$17,743

3(m)	Reflects the reclassification of fees recorded against net revenue from services to cost of revenue and general and administrative.
3(n)	Reflects the reclassification from direct service expenses to product development, sales and marketing, and general and administrative.

3(o)	Reflects the reclassification from other operating expense to cost of revenue, product development, sales and marketing, and other income (expense), net.
3(p)	Reflects the reclassification from personnel expense to cost of revenue and general and administrative.
3(q)	Reflects the reclassification of depreciation and valuation adjustments on fixed assets to cost of revenue.
3(r)	Reflects the reclassification of expenses recorded in interest expense to general and administrative and other income (expense), net.
3(s)	Reflects the reclassification of financial income to other income (expense), net.

Note 4: Preliminary Purchase Price Allocation

The preliminary purchase consideration of $179.5 million is allocated to HomeBuddy’s tangible and intangible assets acquired and liabilities assumed based on preliminary estimated fair values. These fair value assessments are based upon available information and certain assumptions, which QuinStreet believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the pro forma financial information.

The preliminary purchase consideration includes a $115.0 million cash payment, subject to certain adjustments as provided in the Purchase Agreement and $75.0 million of Anniversary Payments at a discount rate of 6.1%, payable in equal annual installments over a four-year period.

For purposes of the pro forma financial information, the preliminary calculation of the purchase consideration is as follows (in thousands):

Description	Amount
Cash consideration	$114,500
Settlement of pre-existing relationships	(178)
Seller transaction expenses paid by the Company	307
Deferred cash consideration (Anniversary Payments)	64,889
Total preliminary purchase consideration	$179,518

As outlined in the Purchase Agreement, QuinStreet acquired all of the issued and outstanding Common Shares and Participation Shares of HomeBuddy from the Sellers in exchange for cash consideration.

For purposes of the pro forma financial information, the following table sets forth a preliminary allocation of the estimated purchase consideration assuming that the Acquisition occurred on September 30, 2025 (in thousands):

Preliminary fair value of estimated purchase consideration	$179,518
Assets:
Cash and cash equivalents	5,138
Accounts receivable	6,886
Prepaid expenses and other assets	2,517
Deferred tax assets	290
Intangible assets	49,500
Total Assets Acquired	$64,331

Liabilities:
Accounts payable	4,463
Accrued liabilities	11,000
Other liabilities	240
Deferred tax liabilities	6,880
Total Liabilities Assumed	$22,583
Preliminary fair value of net assets acquired	$41,748
Estimated goodwill	$137,770

The preliminary estimates of the fair values of assets acquired and liabilities assumed have been determined by management of QuinStreet using publicly available benchmarking information, and other valuation methods, including the multi-period excess earnings method, relief-from-royalty method, with-and-without method, replacement cost method and cost approach. The intangible assets acquired include customer relationships, tradename and trademarks, non-competition agreements, and developed technology. The fair value of the customer relationships was determined using the multi-period excess earnings method. The fair value of the tradename and trademarks was determined using the relief-from-royalty method. The fair value of the non-competition agreement was determined using the with and without method. The fair value of the developed technology was determined using the replacement cost method. The purchase price allocation is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. The difference between the preliminary total consideration and preliminary identifiable net assets acquired is recorded as estimated goodwill. Goodwill recognized in the Acquisition is not expected to be deductible for tax purposes. The final determination will be completed as soon as practicable, but no later than one year after the consummation of the Acquisition, and the final allocation could be materially different from the preliminary allocation used herein.

Note 5: Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet – HomeBuddy Acquisition

The adjustments related to the acquisition of HomeBuddy included in the pro forma balance sheet as of September 30, 2025, are as follows:

5(a)	Reflects the total preliminary purchase consideration of $179.5 million, as follows (in thousands):

		Pro Forma Adjustments
Description	Purchase Consideration	Cash and cash equivalents	Other liabilities	Long term liabilities
Cash consideration	$114,500	$114,500	$—	$—
Settlement of pre-existing relationships (1)	(178)	—	—	—
Seller transaction expenses paid by the Company	307	307	—	—
Deferred cash consideration (Anniversary Payments)	64,889	—	16,222	48,667
Total	$179,518	$114,807	$16,222	$48,667

(1) Pro forma adjustment included within Goodwill.

5(b)

Reflects $6.0 million for the Cash Sweep Dividend, inclusive of tax withholding, which was distributed to HomeBuddy’s shareholders prior to closing. This dividend represented substantially all cash and cash-like positions on hand (except for an amount necessary to maintain normalized working capital) and was calculated to maximize the distribution of non-operational assets in accordance with applicable Swiss tax regulations and practices.

5(c)

Reflects the recognition of the preliminary estimate of goodwill based on the preliminary purchase price allocation. Refer to Note 4 and Note 5(a) for further details related to the preliminary purchase price allocation.

5(d)

Reflects the elimination of HomeBuddy's historical intangible assets related to internally developed software and the recognition of the preliminary estimated fair value of intangible assets acquired in the Acquisition. See tables below (in thousands):

As of September 30, 2025
Fair value of intangible assets acquired	$49,500
Elimination of HomeBuddy’s historical intangible assets, net	(9,691)
Net adjustment to intangible assets, net	$39,809

QuinStreet determined a preliminary fair value estimate of intangible assets and their estimated useful lives, consistent with QuinStreet’s historical accounting policy, resulting from the preliminary fair value allocation of the purchase price. The intangible assets include the following (in thousands):

Intangible assets acquired	Preliminary Fair value	Estimated useful life (in years)
Tradename and trademarks	$10,300	7
Customer relationships	35,500	9
Developed technology	1,000	2
Non-competition agreement	2,700	4
Total fair value of intangible assets acquired	$49,500

5(e)	Reflects the accrual of $2.3 million in accrued liabilities for transaction costs incurred by QuinStreet subsequent to September 30, 2025.
5(f)	Reflects the elimination of HomeBuddy’s historical equity balances, including share capital, treasury stock, and accumulated surplus.
5(g)

Reflects income tax-related adjustments. The adjustment to deferred tax liability of $6.9 million, offset by the netting of the $0.3 million deferred tax asset, is associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of intangible assets. QuinStreet has made no adjustments to HomeBuddy's historical realizability of deferred tax assets and will continue to assess such assets, recognizing that realizability could change upon consolidation. This estimate of deferred taxes was determined based on QuinStreet's expected ability to use HomeBuddy's other tax attributes in future periods, as well as the excess of the fair values of the acquired assets and liabilities over the tax basis of the assets and liabilities to be acquired.

5(h)	Reflects an adjustment to eliminate intercompany receivables and related payables arising from sales transactions between QuinStreet and HomeBuddy prior to the acquisition.

Note 6: Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations – HomeBuddy Acquisition

The adjustments related to the acquisition of HomeBuddy included in the pro forma statements of operations for the three months ended September 30, 2025, and for the year ended June 30, 2025, are as follows:

6(a)

Reflects $0.4 million and $1.1 million of historical intercompany revenue elimination between HomeBuddy and QuinStreet for the three months ended September 30, 2025, and the year ended June 30, 2025, and the corresponding $0.4 million and $1.1 million of elimination of related cost of sales for the three months ended September 30, 2025, and the year ended June 30, 2025.

6(b)

Reflects the elimination of $0.8 million and $2.2 million of HomeBuddy’s historical amortization expense, and the recognition of $1.6 million and $6.6 million of new amortization expense, for the three months ended September 30, 2025, and the year ended June 30, 2025, related to the acquired identifiable intangible assets, based on estimated fair values as of the Acquisition Date. Amortization expense is calculated using the estimated fair value of each identifiable intangible asset and its associated estimated useful life consistent with QuinStreet’s accounting policies.

QuinStreet determined a preliminary fair value estimate of intangible assets based on a valuation conducted by management with the assistance of a third-party valuation specialist. The acquired intangible assets have been amortized to sales and marketing expenses using a straight-line method based on their estimated useful lives as if the Acquisition had been completed on July 1, 2024. See tables below (in thousands):

	For the three months ended September 30, 2025	For the year ended June 30, 2025
Tradename and trademarks	$368	$1,471
Customer relationships	986	3,944
Developed technology	125	500
Non-competition agreement	169	675
Total amortization expense for acquired intangible assets	$1,648	$6,590

	For the three months ended September 30, 2025	For the year ended June 30, 2025
Amortization expense for acquired intangible assets	$1,648	$6,590
Eliminate historical HomeBuddy’s intangible asset amortization expense	(757)	(2,153)
Net adjustment to sales and marketing	$891	$4,437

6(c)

Reflects an adjustment for retention bonuses related to the Acquisition. QuinStreet entered into continuation-of-service agreements with certain HomeBuddy executives for continued service post-acquisition. The retention bonuses vest over 6-, 12-, or 18-month periods, are contingent upon continued employment with the company and are treated as post-combination compensation expense. The amounts recognized are based on the months of service completed within the pro forma periods. Retention bonus expense is reflected in product development, general and administrative, and sales and marketing for each of the periods presented.

6(d)

Reflects $2.3 million of transaction related costs, representing professional, advisory, and related fees incurred after September 30, 2025 in connection with the Acquisition. These costs are not expected to recur beyond 12 months after consummation of the Acquisition.

6(e)

Reflects the estimated accretion of deferred purchase consideration of $0.7 million and $3.9 million for the three months ended September 30, 2025, and the year ended June 30, 2025. The deferred consideration was recorded at present value on the date of the Acquisition using a discount rate of 6.1%. The interest accretion on the deferred consideration was calculated using the effective interest method and assumes the obligation was outstanding for the whole of the periods presented.

Note 7: Financing Adjustments

QuinStreet entered into a $150.0 million Revolving Credit Facility on January 2, 2026. The adjustments related to the Revolving Credit Facility included in the pro forma balance sheet as of September 30, 2025, are as follows:

7(a)

Reflects the $70.0 million borrowed under the Revolving Credit Facility in connection with the Acquisition entered into by QuinStreet and is assumed to be outstanding as of September 30, 2025. The borrowing is classified as noncurrent debt based on the terms of the Financing Agreement and the stated maturity of January 2, 2031.

7(b)

Reflects the capitalization of $1.7 million of debt issuance costs incurred in connection with the Revolving Credit Facility and the related cash payment at closing. In accordance with U.S. GAAP for line-of-credit arrangements, these costs are presented as a non-current asset and amortized on a straight-line basis over the five-year term of the Revolving Credit Facility.

The adjustments related to the Revolving Credit Facility included in the pro forma statements of operations for the three months ended September 30, 2025, and the year ended June 30, 2025, are as follows:

7(c)

Reflects the estimated interest expense adjustment consisting of interest expense on borrowings under the Financing Agreement and the amortization of capitalized debt issuance costs. The borrowing-related interest and amortization are calculated assuming the related borrowings were outstanding for the three months ended September 30, 2025, and the year ended June 30, 2025. Borrowings under the Financing Agreement bear interest at a fluctuating rate per annum equal to the Term SOFR reference rate published by the CME Term SOFR administrator, plus an applicable margin depending on the Consolidated Total Net Leverage Ratio. For purposes of preparing the pro forma financial information, the assumed annual interest rate is 6.5% and the 0.25% annual commitment fee on the $80 million undrawn portion, were based on the rates applicable when the initial drawdown was made. A 125 basis point increase or decrease in the benchmark rate would result in a less than $0.1 million change in interest expense for the three months ended September 30, 2025, and the year ended June 30, 2025. See table below (in thousands):

	For the three months ended September 30, 2025	For the year ended June 30, 2025
Amortization of debt issuance costs	$84	$334
Interest expense related to borrowing under the Financing Agreement	1,056	4,225
Total financing interest expense adjustment	$1,140	$4,559